   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 3, 1996

                                     REGISTRATION NO. 333-_________________
============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                           _________________________

                                   FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            _________________________

                                REMEDYTEMP, INC.
             (Exact name of Registrant as specified in its charter)

                            32122 CAMINO CAPISTRANO
                     SAN JUAN CAPISTRANO, CALIFORNIA  92675

                                 (714) 661-1211
                    (Address of Principal Executive Offices)

       CALIFORNIA                                         95-2890471
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                        Identification No.)

                       1996 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                            _________________________

                      ALAN M. PURDY                                       BRIAN W. COPPLE, ESQ.
                 CHIEF FINANCIAL OFFICER                               GIBSON, DUNN & CRUTCHER LLP
                 32122 CAMINO CAPISTRANO                                 4 PARK PLAZA, SUITE 1800
         SAN JUAN CAPISTRANO, CALIFORNIA  92675                       IRVINE, CALIFORNIA  92614-8557
                     (714) 661-1211                                           (714) 451-3874
     (Name, address, zip code, and telephone number,         (Name, address, zip code, and telephone number,
       including area code, of agent for service)               including area code, of agent for service)

                           _________________________

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                      PROPOSED MAXIMUM     PROPOSED MAXIMUM
                                                       OFFERING PRICE     AGGREGATE OFFERING        AMOUNT OF
          TITLE OF                AMOUNT TO BE          PER SHARE(1)           PRICE(1)           REGISTRATION
 SECURITIES TO BE REGISTERED       REGISTERED                                                          FEE
- --------------------------------------------------------------------------------------------------------------
 Class A Common Stock, par
 value $0.01 per share               250,000               $15.94             $3,985,000            $1,374.14
=============================================================================================================

(1) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(h) and Rule 457(c) based on the average of the high and low prices for the Class A Common Stock of RemedyTemp, Inc. as reported on August 27, 1996 on the Nasdaq National Market. According to the terms of the 1996 Employee Stock Purchase Plan, the purchase price is an amount equal to 85% of the fair market value of a share of Class A Common Stock of RemedyTemp, Inc. as of the exercise date or the enrollment date (both of which are future dates) whichever is lower. Accordingly, solely for purposes of determining the registration fee, the proposed maximum offering price per share is calculated as 85% of the average of the high and low prices for the Class A Common Stock of RemedyTemp, Inc. as reported on August 27, 1996 on the Nasdaq National Market.
===============================================================================
This Registration Statement on Form S-8 contains 9 sequentially numbered pages.  The Exhibit Index appears at sequentially numbered page 6.
===============================================================================

         This Registration Statement on Form S-8 is filed by RemedyTemp, Inc. (the "Company") relating to 250,000 shares of the Company's Class A Common Stock, par value $0.01 per share (the "Common Stock"), issuable to employees of the Company under the RemedyTemp, Inc. 1996 Employee Stock Purchase Plan (the "Plan").

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
              ----------------------------------------------------

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

*Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which previously have been filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

         (a) The Company's prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act on July 12, 1996 as part of the Company's Registration Statement on Form S-1 (Registration No. 333-4276);

         (b) The Company's quarterly report on Form 10-Q filed with the Commission on August 16, 1996 for the quarter ended June 30, 1996; and

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on June 7, 1996, which incorporates by reference the description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 (Registration No. 333-4276), including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by the California General Corporation Law, the Company's Amended and Restated Articles of Incorporation (the "Articles of Incorporation") and its Amended and Restated Bylaws (the "Bylaws") provide that a director will not be personally liable for monetary damages to the Company or its shareholders for breach of fiduciary duty as a director, except for liability for (i) acts or omissions by the director that involve intentional misconduct or a knowing and culpable violation of law; (ii) acts or omissions that a director believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of the director; (iii) transactions from which the director derived an improper benefit; (iv) acts or omissions by the director that show a reckless disregard for the director's duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Company or its shareholders; (v) acts or omissions by the director that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders; (vi) unlawful distributions, loans or guarantees as set forth in Section 316 of the California Corporations Code; and
(vii) unlawful transactions between the director and the Company, as provided in
Section 310 of the California Corporations Code. These provisions do not limit or eliminate the rights of the Company or its shareholders to seek non-monetary relief, such as an injunction or rescission.

         The Company has entered into individual indemnification agreements governed by California law with each of its directors and certain officers. The indemnification agreements require the Company to pay, subject to certain limitations, all amounts attributable to any claims made against such an officer or director arising out of acts by such officer or director in their capacity as, or solely because of their position as, an officer and/or director of the Company, provided that such persons acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company and its shareholders, and in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In addition, the indemnity agreements provide generally that the Company will advance expenses incurred by directors and executive officers in any action or proceeding as to which they may be entitled to indemnification subject to certain exceptions. The Company carries directors and officers indemnity insurance.

         The indemnification provisions in the Company's Articles of Incorporation and Bylaws and the indemnification agreements entered into between the Company and its non-employee directors may permit indemnification for liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

     4.1 Specimen Stock Certificate (filed as Exhibit 4.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-4276), as amended, and incorporated herein by reference)

     4.2 Shareholder Rights Agreement (filed as Exhibit 4.2 to the Company's Registration Statement on Form S-1 (Registration No. 333-4276), as amended, and incorporated herein by reference)

     5.1 Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the securities being registered

    23.1     Consent of Price Waterhouse LLP, independent accountants

    23.2 Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5 hereto)

         24.1    Power of Attorney (contained on signature page hereto)

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
               Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by a final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Juan Capistrano, State of California, on August 29, 1996.

                                                REMEDYTEMP, INC.


                                                By: /s/  Paul W. Mikos
                                                    -------------------------
                                                    Paul W. Mikos
                                                    President and
                                                    Chief Executive Officer

                               POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints
Paul W. Mikos and Alan M. Purdy his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in- fact and agents, each acting alone, with full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


             NAME                                  TITLE                                    DATE

      /s/ Paul W. Mikos                Director, President and Chief Executive         August 29, 1996
- ----------------------------------     Officer (Principal Executive Officer)
        Paul W. Mikos


       /s/ Alan M. Purdy               Chief Financial Officer (Principal Financial    August 29, 1996
- ---------------------------------      Officer and Principal Accounting Officer)
         Alan M. Purdy


  /s/ Robert E. McDonough, Sr.         Director, Chairman of the Board                 August 29, 1996
- ----------------------------------
    Robert E. McDonough, Sr.


   /s/ Susan McDonough Mikos           Director, Secretary                             August 29, 1996
- ----------------------------------
      Susan McDonough Mikos


    /s/ William D. Cvengros            Director                                        August 29, 1996
- ----------------------------------
      William D. Cvengros


       /s/ James L. Doti               Director                                        August 29, 1996
- ----------------------------------
          James L. Doti


       /s/ John P. Unroe               Director                                        August 29, 1996
- ----------------------------------
         John P. Unroe


        /s/ John Zaepfel               Director                                        August 29, 1996
- ----------------------------------
           John Zaepfel

                               INDEX TO EXHIBITS

                                                                                        Sequentially
                                                                                          Numbered
  Exhibit No.      Description                                                              Page
  -----------      -----------                                                          ------------
     4.1           Specimen Stock Certificate                                                *

     4.2           Shareholder Rights Agreement                                              *

     5.1           Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the securities being registered


    23.1           Consent of Price Waterhouse LLP independent accountants

    23.2           Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1 hereto)

    24.1           Power of Attorney (contained on signature page hereof)


*     Incorporated by reference to the exhibit of same number to the registrant's Registration Statement on
      Form S-1 (Reg. No. 333-4276), as amended.